UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 7, 2018, the Board of Directors of GI Dynamics, Inc. (the “Company”) appointed Charles R. Carter as the Company’s Chief Financial Officer, with such appointment effective immediately. Mr. Carter is an employee of Danforth Advisors, LLC, with whom the Company has a Master Services Agreement (the “Agreement”). The Agreement has an initial term of one year and may be extended by mutual agreement of the parties. The Agreement may be terminated by either party with cause, upon 30 days written notice, or without cause, upon 60 days written notice. The Company will pay Danforth agreed upon hourly rates for Mr. Carter’s services and will reimburse Danforth for Mr. Carter’s incurred expenses. A copy of the press release announcing Mr. Carter’s appointment is attached hereto as Exhibit 99.1.

Mr. Carter, 51, was appointed Chief Financial Officer on December 7, 2018. Mr. Carter is a consulting finance executive with Danforth Advisors, LLC, and has served as a consulting senior finance executive for Marina Biotech (NASDAQ: MRNA), Interleukin Genetics (NASDAQ: ILGN) and numerous private life science companies. From 2015 to February 2018, Mr. Carter was CFO of The Guild for Human Services, a not-for-profit community-based residential school and program for special needs students and adults. Prior to the Guild, Mr. Carter was consulting with Danforth Advisors from 2012 to 2015. Before joining Danforth, Mr. Carter held positions as CFO for Aeris Therapeutics, Inc., and Intelligent Medical Devices, Inc. and served various other companies as an independent consultant. From 2003 to 2005, Mr. Carter was Vice President of Finance for Adnexus Therapeutics, Inc., and from 2001 to 2003, he was Senior Director, Financial Planning and Analysis for Transkaryotic Therapies, Inc./Shire, PLC. (NASDAQ: TKT; NASDAQ: SHPG). Prior to TKT, Mr. Carter was a partner with Mercer Management Consulting, Inc. Mr. Carter holds an M.B.A. and an M.S. in Molecular Genetics from the University of Chicago and a B.A. in Biology from Colgate University.

There are no family relationships between Mr. Carter and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Carter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: December 13, 2018	/s/ Scott Schorer
Scott Schorer
Chief Executive Officer and President